WESTERN ALLIANCE BANCORPORATION

FOR IMMEDIATE RELEASE
January 3, 2006

CONTACTS:
Media:
Robert Sarver 858.523.4600
Arvind Menon 702.310.4000

Investors:
Dale Gibbons 702.248.4200

Western Alliance Bancorporation and Intermountain First Bancorp
Announce Merger Agreement

Las Vegas — January 3, 2006 — Western Alliance Bancorporation (NYSE:WAL) and Intermountain First Bancorp announced today that they have signed a definitive agreement under which Intermountain First Bancorp will merge with and into Western Alliance Bancorporation.

The transaction provides an excellent opportunity for Western Alliance to substantially expand its presence in the vibrant Las Vegas and Henderson markets, and extend its operations into Reno.

Privately held Intermountain First Bancorp owns Nevada First Bank, which had deposits of $401 million, loans of $368 million, and total capital of $45 million at September 30, 2005. BankWest of Nevada, the flagship subsidiary of Western Alliance, reported deposits of approximately $1.6 billion, loans of $1.0 billion, and total capital of $140 million at the same date.

Under the terms of the agreement, Intermountain shareholders may elect to receive either 2.44 shares of Western Alliance common stock or $71.30 in cash for each Intermountain share, subject to proration and allocation procedures to ensure a tax-free merger. Based upon the closing price of Western Alliance stock on December 30, 2005, the transaction is valued at approximately $108 million. The transaction is expected to be immediately accretive to Western Alliance’s earnings per share, without regard to potential cost savings.

Robert Sarver, chairman and chief executive officer of Western Alliance, said, “We’re delighted to bring in the new year with this merger that will leverage our strong franchises in the fastest growing market in the nation. Nevada First’s operation in Reno enables us to expand our financial services offerings to this important region.

Mr. Sarver continued, “Directors of Nevada First Bank and BankWest of Nevada have played integral roles in the dramatic growth and economic expansion of the state. Merging the boards of these two great companies will create an exceptional leadership team to drive continued strong performance.”

“I have long admired Nevada First’s reputation and performance in the market,” said Larry Woodrum, president and chief executive officer of BankWest of Nevada. “By merging our resources, we’ll be able to deliver the best banking services in the state.”

Arvind Menon, president and chief executive officer of Nevada First Bank, commented, “This merger is an exciting time for our employees and customers. By combining with BankWest of Nevada, our staff will have more career opportunities and our customers will have access to a more robust product array, larger credit capacity, and more banking offices.”

The merger is subject to customary closing conditions, including approval from shareholders of Intermountain First Bancorp and banking regulators. The transaction is expected to be completed in the second quarter 2006.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this presentation to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of BankWest of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, www.westernalliancebancorp.com.